EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Ezcony Interamerica Inc. and subsidiaries on Form S-8 of our report dated March 30, 1998, on our audits of the consolidated financial statements and financial statement schedule of Ezcony Interamerica Inc. and subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.

COOPERS & LYBRAND L.L.P.
Miami, Florida
March 30, 1998